Exhibit 32.1

SECTION 1350 CERTIFICATION

I, H. Palmer Proctor Jr., Chief Executive Officer of Ameris Bancorp (the “Company”), do hereby certify, in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.The Annual Report on Form 10-K of the Company for the year ended December 31, 2021 (the “Periodic Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 28, 2022	/s/ H. Palmer Proctor Jr.
H. Palmer Proctor Jr.,
Chief Executive Officer (principal executive officer)